SMITH BARNEY INCOME FUND
                        10f-3 REPORT
           July 1, 1997 through December 31, 1997


                                                  % of
               Trade                    Par Value/     Unit
Fund % of
Issuer              Date Selling Dealer      Share
Price     Assets    Issue

California Hsg. Fin. Auth.    7/12/97   Lehman Brothers
$3,675,000     $100.00   0.45%     2.29%
5.75% due 2/1/2029

Metropolitan Trans. Auth.     7/16/97   Merrill Lynch
4,000,000   95.434  0.47 3.96
5.125% die 8/1/2024

New York City G.O.  7/24/97   J.P. Morgan
3,500,000   96.79   0.41 3.57
5.25% due 8/1/2016

Massachusetts State G.O. 7/25/97   Goldman Sachs & Co.
3,000,000   96.329  0.48 1.20
5.00% due 8/1/2017

Hawaii Housing Authority 7/25/97   Merrill Lynch
1,500,000   100.00  0.21 2.01
5.75% due 7/1/2030

Mass Bay Trans. Auth     7/30/97   Bear Stearns
4,000,000   94.727  0.45 1.89
5.00% due 3/1/2024       State Street Bank
                    Prudential Securities
                    J.P. Morgan

Cnty of Allegheny PA Airport 8/8/97     Morgan Stanley
2,850,000   100.00  0.34 2.55
5.00% due 1/1/2019

Connecticut HFA          8/22/97   Advest Inc.
2,925,000   100.00  0.36 3.66
5.85% due 11/15/2028

Nebraska IFA Hsg.        8/25/97   Lehman Brothers
2,000,000   100.00  0.25 4.00
5.85% due 9/1/2028

Mass Hlth. & Ed. Partners     9/12/97   J.P. Morgan
4,750,000   97.225  0.58 3.97
5.375% due 7/1/2024

Charlotte Mecklenberg Hsp.    9/18/97   First Union
3,000,000   96.296  0.36 4.00
5.125% due 1/15/2022

NYC Muni Waters          9/18/97   Lehman Brothers
3,350,000   95.825  0.92 3.94
5.25% due 6/15/2029
5.125% due 6/15/2030          Merrill Lynch
4,350,000   95.421
                    Prudential securities
                    Roosevelt & Cross
                    Duke & Company
                    J.P. Morgan
                    Bear Stearns
                    Artemis Capilal

Northern States Power    9/17/97   Merrill Lynch
124,300     49.5625 0.51 2.97

Met. Gov't Nashville G.O.     9/18/97   Morgan Keegan
3,700,000   96.766  0.45 3.79
5.125% due 5/15/2025

Washington Pub. Pwr. Supplly  9/227     Goldman Sachs
3,845,000   96.092  0.46 4.02
5.125% due 7/1/2017

Hillsborough Count, FL   11/6/97   Lehman Brothers
1,750,000   97.26        2.48
5.125% due 10/1/2017

Triborough Brdg. & Tunnel     11/7/97   Bear Stearns
3,425,000 96.906         10.55
5.25% due 1/1/2028       Goldman Sachs
                    J.P. Morgan
                    Lehman Brothers
                    Merrill Lynch
                    Morgan Stanley
                    Prudential Securities
                    Artemis Capital
                    Cambridge Partners
                    Lebenthal & Co. Inc.
                    Roosevelt & Cross
                    William Simon & Sons

Puerto Rico Infrastructure    11/21/97  Goldman Sachs
3,000,000   95.77        3.57
5.00% due 7/1/28

Extendicare         11/25/97  NationsBank
6,850,000   100.00       10.00
9.35% due 12/15/2007

Entendicare         11/25/97  NationsBank
3,700,000   100.00       10.00
9.35% due 12/15/2007          Montgomery Securities

Esprit Telecom      12/12/97  Lehman Brothers
8,194,218   100.00       12.37
11.50% due 12.15.2007

Esprit Telecom      12/12/97  Lehman Brothers
1,167,216   100.00       12.37
11.50% due 12/15/2007